                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                          PEOPLES FINANCIAL CORPORATION
                    -----------------------------------------
             (Exact name of Registrant as specified in its Articles)

            Ohio                                        34-1822228
-------------------------------            ------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                              211 Lincoln Way East
                             Massillon , Ohio 44646
                        ---------------------------------
                    (Address of Principal Execution Offices)

                               The Peoples Federal
                           401(k) Profit Sharing Plan
                  --------------------------------------------
                            (Full title of the plan)

            Peoples Federal Savings and Loan Association of Massillon
                           Attention: Paul von Gunten
                              211 Lincoln Way East
                              Massillon, Ohio 44646
                         -------------------------------
                     (Name and address of agent for service)

                                 (330) 832-7441
             ------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

  Title of securities         Amount to be       Proposed maximum offering       Proposed maximum          Amount of
   to be registered          registered(1)           price per share(2)      aggregate offering price   registration fee
------------------------ ----------------------- --------------------------- ------------------------- -------------------
Common Shares                    200,000             $7.05                          $1,410,000             $352.50
No par value

------------------
(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for purposes of calculating the registration fee; based upon the average of the high and low sale prices for a share of Peoples Financial Corporation on August 3, 2001, as quoted on The Nasdaq SmallCap Market.

                                     PART II

The contents of the Registration Statement on Form S-8 (registration number 333-22393) filed by the Registrant on February 26, 1997, are hereby incorporated by reference in this Registration Statement on Form S-8.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Massillon, State of Ohio, on June 26, 2001.

                                     PEOPLES FINANCIAL CORPORATION

                                     By:  /s/ Paul von Gunten
                                         --------------------------------------
                                         Paul von Gunten
                                         President, Chief Executive Officer
                                         and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature                            Title                           Date
---------                            -----                           ----

/s/ Victor C. Baker                  Director                                 June 26, 2001
-------------------
Victor C. Baker


/s/ Alan C. Edie                     Director                                 June 26, 2001
----------------
Alan C. Edie


/s/ James P. Bordner                 Director                                 June 26, 2001
--------------------
James P. Bordner


/s/ Vincent G. Matecheck             Director                                 June 26, 2001
------------------------
Vincent G. Matecheck


/s/ Thomas E. Shelt                  Director                                 June 26, 2001
-------------------
Thomas E. Shelt


/s/ Vince E. Stephan                 Director                                 June 26, 2001
--------------------
Vince E. Stephan


/s/ Paul von Gunten                  President, Chief Executive               June 26, 2001
-------------------                  Officer, Director
Paul von Gunten


/s/ James R. Rinehart                Treasurer (Chief Financial               June 26, 2001
---------------------                Officer)
James R. Rinehart

         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Massillon, State of Ohio, on June 29, 2001.



                                   PEOPLES FEDERAL 401(K) PROFIT SHARING PLAN

                                   By United National Bank & Trust Co.



                                   By  /s/ Richard J. Reiland Jr.
                                      ----------------------------------------
                                      Richard J. Reiland Jr.

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.                            Document
-----------                            --------


      4(a) The Peoples Federal 401(k) Profit Sharing Plan, as amended (Incorporated by reference to Registration Statement on Form S-8 filed by the Registrant on February 26, 1997, Registration No. 333-22393) (the "1997 Form S-8").

      4(b) Articles of Incorporation (Incorporated by reference to the 1997 Form S-8).

      5 Internal Revenue Service determination letters (Incorporated by reference to the 1997 Form S-8).

    23(a)                              Consent of Independent Public Accountant